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                                               EXHIBIT 11.0
                                    COMPUTATION OF PER SHARE EARNINGS


                                                                      Three Months Ended
                                                                           June 30,             Six Months Ended
                                                                                                    June 30,
                                                                    -----------------------   ----------------------
                                                                       2000        1999         2000        1999
                                                                    -----------  ----------   ----------  ----------
                                                                          (In thousands, except per share data)
Net income (loss).................................................    $   (25)     $   31       $   37      $   21
                                                                      -------      ------       ------      ------

Average shares outstanding........................................        285         285          285         285
                                                                      -------      ------       ------      ------

Per share amount..................................................    $ (0.09)     $ 0.09       $ 0.02      $ 0.06
                                                                      =======      ======       ======      ======

Net income (loss).................................................    $   (25)     $   31       $    7      $   21
                                                                      -------      ------       ------      ------

Average shares outstanding........................................        285         285          285         285

Net effect of dilutive stock options based on the treasury stock method using the average market price or quarter end
  price, whichever is greater.....................................         --          --           --          --
                                                                      -------      ------       ------      ------

                  Total shares outstanding........................        285         285          285         285
                                                                      -------      ------       ------      ------

Per share amount                                                      $ (0.09)     $(0.09)      $(0.02)     $(0.06)
                                                                      =======      ======       ======      ======

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